Exhibit 10.30

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Second Amendment"), dated as of November 10, 2023 (the "Effective Date"), is entered into by and between SWIF II DATACOM INVESTMENT CO. TOWERS, LLC, a Delaware limited liability company ("Purchaser"), and HEMPHILL TOWERS I, LLC, an Oklahoma limited liability company ("Seller"). Capitalized terms used herein and not otherwise defined will have the meanings ascribed to such tenns in the Purchase Agreement (as defined below).

RECITALS

A.	Seller and Purchaser entered into that ce1iain Purchase and Sale Agreement dated as of August 23, 2023, as amended by that First Amendment to Purchase and Sale Agreement dated October 24, 2023 (the "Purchase Agreement").

B.	Seller and Purchaser desire to further amend the Purchase Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Second Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

1.	Inspection Period. Notwithstanding any other term or provision in the Agreement, the Inspection Period for those Tower Sites set fmih on the attached Exhibit A is hereby amended, extended and modified to be that period commencing on the Effective Date and ending upon the completion of that matter, outstanding item or requirement set forth and applicable to such Tower Site on Exhibit A, as determined by Purchaser in its sole and reasonable discretion, or otherwise waived by Purchaser, but in no event later than April 30, 2024.

2.	Post Closing Covenant. Within a reasonable time following the Closing on those Tower Sites set forth on the attached Exhibit B (the "Post Closing Covenant Sites"), Seller shall, at Seller's sole cost and expense, obtain and deliver to Purchaser those items, documents, materials, verifications, certifications, pennits, approvals, authorizations or matters set forth and applicable to each such Post Closing Covenant Sites as set forth and described on the attached Exhibit B. Notwithstanding the foregoing, Purchaser may, by notifying Seller, elect to attempt to obtain those items described on Exhibit B, in which case, Seller shall work cooperatively with Purchaser to obtain the same. Further, the last line of Section 13.4 (a) shall not apply to any such Post Closing Covenant Site for the matters set forth on the attached Exhibit B.

3.	Closing Date. The Closing Date for those Tower Sites set forth on the attached Exhibit B and Exhibit C shall be no later than November 30, 2023.

4.	Section 3; Purchase Price. A new section, entitled Section 3.2, is hereby added to the Agreement as follows

"3.2 Closing on less than all of the Sites. In the event ofa Closing on less than all of the Assets, the Purchase Price for such Assets applicable to such Closing shall be the amount attributable to each such Asset as identified on Schedule 7 .13."

5.	Section 7 .13; Tower Cash Flow. The last two sentences of Section 7 .13 of the Agreement are hereby deleted in their entirety and not replaced.

6.	Adjustment to Purchase Price. The annualized Tower Cash Flow generated from the operation of the Assets set forth on Exhibit A to this Second Amendment is at least the amount attributable to such Tower site set forth in Schedule 7.13 of the Purchase Agreement, with any estimates of expenses or costs set forth therein being binding on Purchaser and Seller. In the event the aggregate Tower Cash Flow for any Asset set forth on Exhibit A hereof, and those set forth on Exhibit A of any of the other Hemphill Purchase Agreements (including the Purchase Agreement), when combined, is less than $142,994.53, on an annualized basis, then the Purchase Price for such Asset shall be reduced by the dollar amount of such deficiency multiplied by 46.00.

7.	No Further Amendment. Except as expressly modified by this Amendment, the Purchase Agreement will remain unmodified and in full force and effect.

8.	Counterparts. This Amendment may be executed in any number of counterparts (including electronically-transmitted counterparts), each of which will be deemed an original, but all of which together will constitute one and the same instrnment.

9.	Conflict. To the extent there is a conflict between the terms and provisions of this Amendment and the Purchase Agreement, the terms and provisions of this Amendment will govern.

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IN WITNESS WHEREOF, Seller and Purchaser have caused this Amendment to be executed and delivered as of the Effective Date.

SELLER:

HEMPHILL TOWERS I, LLC

By:	/s/ John R. Hemphill
Name: John R. Hemphill
Title: Authorized Manager

PURCHASER:

SWIF II DATACOM INVESTMENT CO. TOWERS, LLC

By:	/s/ Scott Riggs
Name: Scott Riggs
Title: Chief Operating Officer

Exhibit A

1576 Powell: Seller to obtain and deliver consent from ground lessor to assign ground lease to Purchaser.

1663 Trenton North: Seller to work cooperatively with Purchaser to obtain all necessary zoning and permitting approvals for Tower, including Conditional Use Permit.

1664 Stateline: Seller to work cooperatively with Purchaser to obtain all necessary zoning and permitting approvals for Tower, including Conditional Use Permit.

1665 Tioga Rural: Seller to work cooperatively with Purchaser to obtain all necessary zoning and permitting approvals for Tower, including Conditional Use Permit.

Exhibit B

1523 Bird Dog: Seller to assist with obtaining necessary documentation to satisfy title requirements:

1593 Nian: Purchaser requires a satisfactory title insurance policy be issued by Chicago Title, to be obtained at Purchaser's sole cost and expense.

1659 Dooley: Seller to obtain Letter of Occupancy for Tower from State of Montana.

1661 Saco North: Seller to obtain Letter of Occupancy for Tower from State of Montana.

1662 Vida South: Seller to obtain Letter of Occupancy for Tower from State of Montana.

Exhibit C

1541 Canjilon

1580 BHP

1666 Williston 1

1667 Williston 2

1668 Williston 3

1675 Ingram Hills